EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of our independent auditors’ report dated April 30, 2026, related to the financial statements of House Hack, Inc., as of December 31, 2025 and 2024, and for the years then ended.

/s/ dbbmckennon

Newport Beach, California

September 2, 2026